STANDISH, AYER & WOOD INVESTMENT TRUST

                           Certificate of Amendment

      The undersigned, being the Secretary of Standish, Ayer & Wood Investment Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the Agreement and Declaration of Trust by Section 9.3 of the Agreement and Declaration of Trust, dated August 13, 1986, as amended (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on October 25, 1989, the Declaration of Trust is amended to provide that the name of Standish Marathon Fund, as established by a Certificate of Designation dated May 2, 1989, is changed to "Standish Small Capitalization Equity Fund".

      The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all necessary action to file a copy of this Certificate of Amendment with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

      IN WITNESS WHEREOF, the undersigned has set his hand and seal this 21st day of November, 1989.

                                                /s/ George W. Noyes
                                                ------------------------------
                                                George W. Noyes, Secretary

                                 ACKNOWLEDGEMENT

                            M A S S A C H U S E T T S

Suffolk, ss.:                                                 November 21, 1989

      Then personally appeared the above named George W. Noyes and acknowledged the foregoing instrument to be his free act and deed.

      Before me,


                                                /s/ Joseph W. Chin
                                                ------------------------------
                                                Notary Public
                                                My Commission expires 9/12/91